                                                                    EXHIBIT 10.1

                              SEPARATION AGREEMENT
                        AND GENERAL RELEASE OF ALL CLAIMS

         This Separation Agreement and General Release of All Claims ("Agreement") is made by and between Genetronics, Inc. ("Company") and Babak Nemati ("Employee") with respect to the following facts:

         A. Employee was terminated by Company on January 7, 2002.

         B. Company and Employee wish to reach an amicable settlement regarding Employee's termination.

         C. The parties desire to settle all claims and issues that have, or could have been raised, in relation to Employee's employment with Company and arising out of or in any way related to the acts, transactions or occurrences between Employee and Company to date, including, but not limited to, Employee's employment with Company or the termination of that employment, on the terms set forth below.

         THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:

         1. Severance. Company agrees to pay Employee the equivalent of twelve
(12) weeks' base salary in total, or Six Thousand Nine Hundred Twenty-Three Dollars and Seven Cents ($6,923.07), less all appropriate federal and state income and employment taxes ("Severance Payment) every two weeks in accordance with the Company's normal payroll, a sum to which Employee is not otherwise entitled. The Severance Payment will begin on the first regularly scheduled payday following the date this Agreement is signed by Employee and end when twelve weeks salary has been paid. Additionally, all options of Employee listed on Exhibit A attached hereto are vested as of the effective date of this Agreement. Company agrees to extend the period for the exercise of all existing stock options of Employee from April 7, 2002 until April 30, 2003. The options not exercised by Employee by April 30, 2003 shall terminate without further action by the Company. Employee acknowledges and agrees that this Severance Payment and extension of the period in which to exercise his stock options constitutes adequate legal consideration for the promises and representations made by Employee in this Agreement.

         2. General Release.

         2.1 Employee unconditionally, irrevocably and absolutely releases and discharges Company, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of Company, past and present, as well as Company's employees, officers, directors, agents, successors and assigns (collectively, "Released Parties"), from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, Employee's employment with Company, the termination of Employee's employment, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Employee's employment with Company. This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, including, but not limited to alleged violations of the California Labor Code or the federal Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964 and the California Fair Employment and Housing Act, the Americans with Disabilities Act, and all claims for attorneys' fees, costs and expenses.

         2.2 Employee acknowledges that Employee may discover facts or law different from, or in addition to, the facts or law that Employee knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

         2.3 Employee declares and represents that Employee intends this Agreement to be complete and not subject to any claim of mistake, and that the release herein expresses a full and complete release and, regardless of the adequacy or inadequacy of the consideration, Employee intends the release herein to be final and complete. Employee executes this release with the full knowledge that this release covers all possible claims against the Released Parties, to the fullest extent permitted by law.

         2.4 Employee expressly waives Employee's right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether state or federal, and whether brought by Employee or on Employee's behalf, related in any way to the matters released herein.

         3. California Civil Code Section 1542 Waiver. Employee expressly acknowledges and agrees that all rights under Section 1542 of the California Civil Code are expressly waived. That section provides:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         4. Representation Concerning Filing of Legal Actions. Employee represents that, as of the date of this Agreement, Employee has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against Company or any of the other Released Parties in any court or with any governmental agency. Employee further agrees that, to the fullest extent permitted by law, Employee will not prosecute, nor allow to be prosecuted on Employee's behalf, in any administrative agency, whether state or federal, or in any court, whether state or federal, any claim or demand of any type related to the matters released above, it being the intention of the parties that with the execution of this release, the Released Parties will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Employee related in any way to the matters discharged herein.

         5. No Admissions. By entering into this Agreement, the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct. The parties understand and acknowledge that this Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.

         6. Severability. In the event any provision of this Agreement shall be found unenforceable by an arbitrator or a court of competent jurisdiction, the provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that Company shall receive the benefits contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

         7. Applicable Law. The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the United States of America and the State of California.

         8. Binding on Successors. The parties agree that this Agreement shall be binding on, and inure to the benefit of, Employee or its successors, heirs and/or assigns.

         9. Full Defense. This Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by Employee in breach hereof. Employee agrees that in the event an action or proceeding is instituted by the Released Parties in order to enforce the terms or provisions of this Agreement, the Released Parties shall be entitled to an award of reasonable costs and attorneys' fees incurred in connection with enforcing this Agreement.

         10. Good Faith. The parties agree to do all things necessary and to execute all further documents necessary and appropriate to carry out and effectuate the terms and purposes of this Agreement.

         11. Entire Agreement; Modification. This Agreement is intended to be the entire agreement between the parties and supersedes and cancels any and all other and prior agreements, written or oral, between the parties regarding this subject matter. It is agreed that there are no collateral agreements or representations, written or oral, regarding the terms and conditions of Employee's separation of employment with Company and settlement of all claims between the parties other than those set forth in this Agreement. This Agreement may be amended only by a written instrument executed by all parties hereto.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

Dated:    April 17, 2002           By:      /s/ Babak Nemati
        -----------------              ----------------------------------------
                                            BABAK NEMATI

                                            Genetronics, Inc.

Dated:    April 17, 2002           By:      /s/ Avtar Dhillon
        -----------------              ----------------------------------------
                                            AVTAR DHILLON, M.D.

                                            PRESIDENT AND CEO


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
EXHIBIT A: GRANT DETAIL REPORT

As of 4/19/2002
--------------------------------------------------------------------------------

Babak Nemati
12473 Ruette Alliante
San Diego, CA 92130

SSN: ###-##-####

                                                          Options      Option      Options      Options          Options
Grant Date    Expiration Date   Plan ID   Grant Type      Granted      Price    Outstanding      Vested        Exercisable
------------------------------------------------------------------------------------------------------------------------------
8/1/2000         4/30/2003         00     Incentive       100,000      $1.25       100,000       100,000         100,000

8/25/2000        4/30/2003         00     Incentive       2,000        $1.50       2,000         2,000           2,000

5/17/2001        4/30/2003         00     Incentive       25,000       $1.57       25,000        25,000          25,000

10/24/2001       4/30/2003         00     Incentive       30,000       $0.45       30,000        30,000          30,000
------------------------------------------------------------------------------------------------------------------------------
Optionee Total                                           157,000                  157,000       157,000         157,000




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